Exhibit 10.2

EXECUTION VERSION

MANAGEMENT AGREEMENT

BETWEEN

CCUR HOLDINGS, INC.

AND

CIDM LLC

This management agreement, dated as of February 14, 2019 (this “Agreement”), is between CIDM LLC, a Delaware limited liability company (the “Manager”), and CCUR Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company’s business currently consists of real estate operations, identifying and acquiring fairly- to under-valued businesses that have growth potential, creating operating activities and businesses that will enhance stockholder value, as well as managing its cash and tax assets; and

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance, and certain facilities available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth on behalf of and subject to the supervision of the Board of Directors of the Company (the “Board”) in furtherance of the Company businesses; and

WHEREAS, the Manager is willing to accept the duties and the responsibilities with respect to the Assets of the Company as provided hereunder.

NOW, THEREFORE, in consideration of the promises and mutual considerations provided in this Agreement, and intending to be legally bound, the Company and the Manager agree as follows:

1.       Appointment; Duties of the Manager.

(a)       Appointment. The Company hereby appoints the Manager to serve as its asset manager on the terms and conditions set forth below, and the Manager hereby accepts such appointment.

(b)       Duties of the Manager. The Manager shall advise the Company with respect to managing and administering, from time to time, the assets held from time to time by the Company and any assets owned by subsidiaries of the Company (such subsidiaries of the Company, “Subsidiaries”) (such assets of the Company and any of the Subsidiaries, collectively, the “Assets”), which Assets shall include, but not be limited to, operating businesses, real estate (owned and financed), other operating assets, liquid equity, debt, government and money market securities, tax assets, and such other tangible and intangible resources intended by the Company to produce value. Subject to the limitations set forth in this Agreement, including Section 4, and the continuing and exclusive authority of the Board over the management of the Company, the Manager shall perform the following duties:

(i)       serve as the Company’s asset manager and, when reasonably requested, provide the Board with reports in connection with the Assets and investment policies;

(ii)       assist the Company in the identification of potential business or entity acquisition candidates for the Company;

(iii)       assist the Company in the performance of due diligence and underwriting duties as reasonably requested by the Board in order to permit the Board to make reasonable business judgments as to the management, acquisition, and disposition of the Assets;

(iv)       assist the Company in connection with formulating and implementing short-term investment strategies to periodically invest capital in liquid securities;

(v)       monitor and evaluate the performance of the Assets;

(vi)       from time to time, or at any time reasonably requested by the Board, prepare and deliver reports to the Board of its performance of services to the Company, as applicable under this Agreement; and

(vii)       do all things reasonably necessary to assure its ability to render the services described in this Agreement.

2.       Assets; Approved Allocation Plans.

(a)       Assets. Subject to the terms and conditions of this Agreement, the appointment of the Manager in Section 1(a) above shall include (i) discretionary trading authority with respect to equity and debt securities traded on a National Exchange (as defined below) (individually, a “Publicly Traded Security,” and collectively, the “Trading Portfolio”) and (ii) advising the asset management committee of the Board (the “Asset Management Committee”) regarding the asset allocation strategy to be employed by the Company with respect to the Assets, taken as a whole (i.e., the percentage of Assets to be held in each of the Portfolios (as defined below)).

(b)       Portfolios. In addition to the Trading Portfolio, the Company may, from time to time, establish and maintain (i) one or more accounts at various financial institutions into which cash and cash equivalents may be deposited and from which they may be withdrawn (the “Cash Portfolio”) and (ii) one or more accounts to hold any securities (debt, equity, or hybrid) that are not Publicly Traded Securities (individually, “Illiquid Securities,” and collectively, the “Illiquid Portfolio,” and together with the Trading Portfolio, the Cash Portfolio, and the Subsidiaries, the “Portfolios”).

(c)       Approved Allocation Plans. The Manager’s initial allocation plan with respect to the allocation of Assets among the Portfolios shall be delivered by the Manager to the Company not later than March 31, 2019, which initial allocation plan shall be in form and substance satisfactory to the Asset Management Committee (as accepted by the Asset Management Committee, the “Initial Approved Allocation Plan”). At least ten (10) Business Days prior to the end of each calendar quarter, the Manager shall prepare and deliver to the Asset Management Committee for its review and approval a new allocation plan with respect to the Assets, which shall include (i) a description of the current holdings, NAV (as defined below), and allocation of Assets in each Portfolio and (ii) a proposal, if any, for a rebalancing of Assets in each Portfolio based on the proposed target NAV of each Portfolio (each, an “Approved Subsequent Allocation Plan,” and together with the Initial Approved Allocation Plan, the “Approved Allocation Plans”).

(d)       For purposes hereof, the “NAV” of the Assets (including any cash contributed) as of any date of determination means the fair market value of the Assets, less any liabilities of the Company and after reduction for all paid and accrued expenses (other than the accrued Management Fee and the accrued Performance Fee (if any)(as defined in Schedule A), each as calculated by the Manager as of such Business Day, provided that, for all purposes of this Agreement, until the Company disposes of an Illiquid Security, the NAV of such Illiquid Security shall be its cost basis, less any write-downs or write-offs, as of such date of determination. A “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York, are required or authorized by law to be closed for business.

(e)       The Manager shall manage the investment and reinvestment of the Trading Portfolio from time to time in accordance with the investment limitations and guidelines set forth in Company’s Statement of Investment Policy, as in effect on the date hereof and as amended by the Board from time to time (the “Investment Policy”) (a copy of which shall be provided to the Manager concurrently with the execution of this Agreement and promptly following any amendment by the Board). Subject to the terms hereof, the Manager undertakes to give to the Company the benefit of its best judgment, efforts, and facilities in the execution of its duties hereunder within the investment objectives, strategies, and restrictions set forth in the Investment Policy. The Company understands and acknowledges that there is no assurance that investment gains shall be achieved and that investment results may vary substantially over time.

(f)       For purposes hereof, “National Exchange” means any of the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the New York Stock Exchange, or the NYSE American, but excluding Pink Sheets. “Pink Sheets” means the daily publication compiled by the National Quotation Bureau with bid and ask prices of over-the-counter (OTC) stocks, including the market makers who trade them.

3.       Custody and Counterparties.

(a)       Custodians. The Assets constituting the Trading Portfolio, the Illiquid Portfolio, and the Cash Portfolio shall be held in one or more accounts established in the name of the Company from time to time with such custodians, prime brokers, clearing agents, or other financial institutions as may be selected by the Company (the “Custodians”). The Company will notify each Custodian of the Manager’s authority hereunder and take all steps necessary or advisable to vest in the Manager all applicable authorities to transact in the Portfolios as contemplated hereby. The Manager shall not cause or permit such Assets to be held by any person other than a Custodian or to be commingled with the assets of any person other than the Company.

(b)       Counterparties.

(i)       The Manager may select, in its discretion, any counterparties (including brokers and dealers through whom a transaction is effected and counterparties from whom and to whom securities are bought and sold, as the case may be) to execute transactions for and with the Company (the “Counterparties”). On or prior to the date of this Agreement, the Manager shall provide the Company with a list of the Counterparties and shall promptly notify the Company in the event of any change or proposed change to such list. During the term of this Agreement, the Company hereby authorizes the Counterparties to execute trades and transactions for the Company in accordance with the Manager’s instructions; provided, however, at any time by notice to the Manager, the Company may, in its discretion, revoke such authorization with respect to any individual Counterparty and require the Manager to remove such Counterparty from the list. For the avoidance of doubt, following any such removal notice from the Company, any pending but unsettled trades may proceed to settlement unaffected. In selecting a Counterparty to execute a particular transaction, the Manager shall exercise its reasonable discretion and take into consideration the prompt execution of orders at the most favorable prices obtainable, and in doing so shall consider a number of factors, including, without limitation, the overall direct net economic result to the Company, the financial strength and stability of the counterparty, the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, the availability of the counterparty to stand ready to execute possibly difficult transactions in the future, and quality and reliability of the brokerage and research services made available to the Manager for the direct benefit of the Company. No client commission (“soft dollar”) arrangement between the Manager and a Counterparty covering commissions generated by the Assets shall be allowed without the prior written consent of the Company and any such arrangement must comport with the safe harbor included in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Release No. 34-23170 promulgated thereunder. Each Counterparty, for all purposes of this Agreement, unless otherwise expressly authorized under this Agreement, has no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(ii)       Neither the Manager nor any partner, principal, employee, or other affiliate of the Manager shall directly or indirectly act (or receive fees, commissions, compensation, or other payments for acting, either directly or indirectly, except for the Management Fees) as a broker, dealer, underwriter, or principal with respect to any transaction relating to the Assets. The prohibitions established in the preceding sentence shall include actions taken through any affiliate, related company, partnership, joint venture, and/or entity wherein the Manager or such partner, principal, employee, or other affiliate has an economic interest, and such prohibitions shall be construed in such a manner as to avoid any possibility of self-dealing or conflict of interest.

4.       Authority of the Manager. Subject to the terms of this Agreement and any other investment restrictions or guidelines that may from time to time be communicated in writing to the Manager by the Company or by the Company’s authorized agent, the Manager shall have full discretion and authority, without obtaining the Company’s prior approval, to manage the investment and trading of the Trading Portfolio. The authority granted under this Agreement shall remain in full force and effect until this Agreement is terminated in accordance with Section 15, but any such revocation shall not affect any transaction consummated prior to receipt of such notice of revocation.

5.       Investment Limitations and Guidelines.

(a)       Investment Guidelines. Without the prior written consent of the Company (which may be given with respect to specific transactions or generic classes of transactions), the Manager shall not make any investment that would result in any limitations or investment restrictions set out in the Investment Guidelines being exceeded or breached. If any of the Investment Guidelines are exceeded or breached, the Manager shall promptly notify the Company and shall not make any investment that is likely to result in any Investment Guidelines being further exceeded or breached. The Manager shall consult with the Company as to the action, if any, to be taken by the Manager in light of any written change to the Investment Guidelines. An investment’s compliance with the Investment Guidelines shall be determined on the date of purchase only, based on the price and characteristics of the investment on the date of purchase compared to the NAV and the then-existing portfolio of Assets in the Portfolios as of the most recent valuation date, and the Manager shall not be deemed to have breached the Investment Guidelines or this Agreement by reason of changes in value of an investment following purchase or other events beyond the Manager’s control.

(b)       No Cross or Principal Trades. Without the prior written consent of the Company, no Assets shall be sold or otherwise directly or indirectly transferred to any other account managed or advised by the Manager or by any partner, principal, employee, or other affiliate of the Manager, or to any client of the Manager or of any partner, principal, employee, or other affiliate of the Manager, and no Assets shall be purchased or otherwise directly or indirectly acquired from, any account managed by the Manager or by any partner, principal, employee, or other affiliate of the Manager or any client of the Manager or of any partner, principal, employee, or other affiliate of the Manager. The prohibitions established in this paragraph shall include purchases or sales or transfers to or from any account or client managed or advised by any affiliate, related company, partnership, joint venture, or entity wherein the Manager or any partner, principal, employee, or other affiliate of the Manager has an economic interest.

(c)       Agreements. Without the prior written consent of the Company, the Manager shall not have the authority to make and execute, in the name and on behalf of the Company, any documents, including the opening of securities accounts or derivatives accounts (including ISDA and repurchase agreements). Furthermore, without the prior written consent of the Company, the Manager shall not have the authority to retain any sub-advisors for the Company or invest the Assets in any collective investment vehicle, other than mutual funds. For the avoidance of doubt, only the Company is authorized to execute any investment documents relating to the Illiquid Securities.

(d)       Proxies. The Manager shall vote all proxies in accordance with the written instructions of the Company as and when provided to the Manager; provided, that if the Company does not provide the Manager written instructions with respect to voting, the Manager shall vote all proxies in accordance with the best interests of the Company as determined by the Manager in its reasonable discretion. The Manager shall provide voting recommendations when and as reasonably requested by the Company. The Manager’s proxy policy shall be provided to the Company upon request. The Manager is authorized and directed to instruct the Custodian to (i) forward promptly to the Manager copies of all proxies and shareholder communications relating to securities held in the Portfolios and (ii) after the date hereof, provide one copy of all proxies and shareholder communications relating to securities held in the Portfolios to the Company and one copy of such materials to the Manager. Notwithstanding any provision herein to the contrary, without the Company’s prior written consent, the Manager shall not make any investment on behalf of the Company hereunder that would result in the Company (together with the Company’s Affiliates and such other persons or parties acting as a group together with the Company or any of the Company’s Affiliates) beneficially owning more than 4.9% of the then outstanding common stock of any entity that has a class of securities registered under Section 12 of the Securities Exchange Act or which is subject to Section 15(d) of the Securities Exchange Act. For purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act and the rules and regulations promulgated thereunder.

(e)       Illiquid Investments.

(i)       The documentation for each Illiquid Investment shall be completed only by the Company, and the Manager shall have no authority to bind the Company whatsoever in respect of the Illiquid Portfolio.

(ii)       Any instruments and other investment documentation evidencing any investment in Illiquid Securities shall be held by the Custodian, with a copy provided to the Company.

(iii)       The Company shall have (A) sole authority to exercise all of the voting, approval, veto, and consent rights associated with the Illiquid Security (“Voting Rights”) and to sell or otherwise dispose of any Illiquid Securities and (B) the authority to execute and deliver, or instruct the Custodian to execute and deliver, any resolutions, consents, or other documentation reasonably necessary to reflect the exercise of any of such Voting Rights, and, in the event of a sale or other disposition, to execute and deliver any instruments or certificates of ownership to the purchaser thereof.

(iv)       In the event an Illiquid Security becomes a Publicly Traded Security, such investment shall be reclassified under this Agreement as an Asset in the Trading Portfolio and no longer an Illiquid Security.

6.       Fees and Expenses.

(a)       For the Manager’s services under this Agreement, the Company agrees to pay to the Manager the fees that the Portfolios shall bear or to reimburse the Manager for the expenses (such expenses to be payable out of the Assets of the Portfolios) stated in Schedule A. Expenses shall be due and payable from the Portfolios within thirty (30) calendar days after the Company’s receipt of the Manager’s invoice and documentation for the relevant expenses, subject to (i) the Company’s verification thereof to its reasonable satisfaction and (ii) the Company’s prompt receipt of documentation evidencing the expenses. In the event that the Company disputes any expense, it shall notify the Manager, and the two parties shall work together in good faith to determine reasonable expenses mutually acceptable to them. Notwithstanding any other provision of this Agreement, when the nature or amount of such expense is the subject of dispute between the parties, any expense that is not disputed shall be payable by the Company in accordance with the terms set forth herein, and the remainder, if any, shall be payable at the time that such dispute is resolved.

(b)       Except for the Illiquid Portfolio which shall be valued at cost (less write-downs and write-offs) and the Subsidiaries which shall be marked to market based on third party valuations, the Assets shall be valued by the Manager in accordance with the valuation policies of the Manager, which such policies shall be provided to the Company from time to time upon request.

(c)       All calculations of fees contemplated by this Agreement shall be performed by the Manager, and promptly following the end of each quarter in the case of Management Fees (as defined in Schedule A), the Manager will deliver to the Company an invoice setting forth the Manager’s calculation of the amount of the relevant fee showing the methods and sources for determining such valuations and calculations and any work-sheets showing how the valuations and calculations were calculated. Fees shall be due and payable from the Portfolios within thirty (30) calendar days after receipt of the Manager’s invoice for the relevant quarter in the case of Management Fees, subject to (i) the Company’s verification thereof to its reasonable satisfaction and (ii) retention of reserves for contingencies related to the Portfolios reasonably determined by the Company to be appropriate until the contingency has been resolved. In the event that the Company or the Manager disputes any valuation or calculation, it shall notify the other party, and the two parties shall work together (with the Custodian) in good faith to determine a valuation or fee mutually acceptable to them. Notwithstanding any other provision of this Agreement, when the nature or amount of such fee is the subject of dispute between the parties, the lower fee calculated by either the Company or the Manager, as applicable, shall be payable by the Company in accordance with the terms set forth in herein, and the remainder, if any, shall be payable at the time that such dispute is resolved.

7.       Allocation of Opportunities.

(a)       The Manager will act in a fair and reasonable manner in allocating investment and trading opportunities among the Company and any other account managed by the Manager or any of its affiliates. In furtherance of the foregoing, the Manager will consider participation by the Company in all appropriate opportunities within the purpose and scope of the Company’s objectives that are under consideration for the accounts of other clients of the Manager or any of its affiliates, and the Manager will evaluate such factors as it considers relevant in determining whether a particular situation or strategy is suitable and feasible for the Company.

(b)       When the Manager determines that it would be appropriate for the Company to participate in an investment opportunity, the Manager will execute orders on a basis that is equitable. In such situations, the Manager will use reasonable efforts to place orders for the Company and each such other managed account simultaneously and if all such orders are not filled at the same price, the Manager will cause the Company to pay or receive a price that is no less favorable than the average of the prices at which the orders were filled for the Company, all managed accounts and its own proprietary capital. If all such orders cannot be fully executed under prevailing market conditions, the Manager will allocate, in an equitable manner among the Company and such other accounts, the orders that are capable of being executed. The Manager shall not be prohibited from co-investing in any investment opportunities it presents to the Company.

8.       Access to Information.

(a)       Other Information. The Manager shall furnish information as the Company may reasonably request to monitor compliance with the requirements of this Agreement.

(b)       Records. The Manager shall retain, for a period of at least seven (7) years, copies (including electronic copies) of any documents generated or received by the Manager in the ordinary course of business pertaining to the financial condition of the Company or to the compensation payable to the Manager. At the request of the Company, which request shall be made at least five (5) Business Days in advance, the Manager shall allow the Company or the Company’s independent auditors reasonable access to such documents during customary business hours and shall permit the Company or the Company’s auditors to make copies thereof or extracts therefrom at the expense of the Company.

(c)       Investment Adviser Assignment. The Manager shall not make an “assignment” of this Agreement, as such term is defined in Section 202(a)(1) of the Advisers Act, unless such assignment is permitted under the Advisers Act and the Company has consented thereto in accordance with Section 23.

(d)       Taxes. Upon the request of the Company, the Manager shall provide such information or documentation as is reasonably available to the Manager and relevant to the Company’s application for a refund or an exemption of any taxes imposed by any taxing authority with respect to income generated by the Company.

(e)       Performance. Within forty-five (45) days following the end of each quarter, the Manager will provide the Company with a written report, substantially similar in form and substance to the investor letter the Manager currently delivers to its other advisory clients, summarizing drivers of portfolio performance for the Company.

(f)       Due Diligence. The Manager agrees that the Company shall have the right to conduct a yearly on-site back office review of the Manager’s administration and operations relating to the Company and that the Manager shall cooperate with and fulfill such documentary and other due diligence and verifications as are made by the Manager during such reviews and on an ongoing basis between such reviews.

9.       Scope of Liabilities; Indemnification.

(a)       The Manager shall indemnify and hold harmless the Company and its affiliates and the respective trustees, affiliates, officers, agents, and employees of any of them, from and against any and all losses, claims, demands, actions, or liability of any nature, including but not limited to reasonable attorneys’ fees, expenses, and court costs, directly arising or resulting from any act or omission constituting bad faith, fraud, willful misconduct, negligence, breach of this Agreement, breach of applicable fiduciary duty, or violation of applicable Law (as defined in Section 11(b)) by any of the Manager, its affiliates, and any of their respective partners, members, shareholders, directors, officers, employees, or agents of any of them.

(b)       The Company shall indemnify and hold harmless the Manager from all liabilities, obligations, losses, damages, suits, and expenses which may be incurred by or asserted against the Manager resulting from the Company’s material breach of this Agreement.

(c)       The availability to a party of the indemnification provided in this Section 9 shall not preclude the exercise of any other rights, at law or in equity, which such party may have against the other party.

10.       Independent Contractor. For all purposes of this Agreement, the Manager shall be an independent contractor and not an employee or dependent agent of the Company, nor shall anything herein be construed as making the Company a partner or co-venturer with the Manager or any of its affiliates or other clients. Except as provided in this Agreement, the Manager shall not have any authority to bind, obligate, or represent the Company.

11.       Representations of the Manager. The Manager hereby represents and warrants to the Company as follows, which representations and warranties shall be deemed repeated at and as of all times during the term of this Agreement including without limitation in connection with each call for a capital contribution by the Company:

(a)       Organization and Authority. The Manager is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware and has full power and authority to carry on its business as it has been and is conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the power and authority of the Manager and have been duly authorized by all necessary corporate and other action, and constitute legal, valid, and binding obligations enforceable against the Manager in accordance with their respective terms.

(b)       No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) violate any agreement to which the Manager is a party or by which it is bound, or any law, statute, regulation, rule, vote, order, injunction, or approval of any government or political subdivision or any agency, central bank or other instrumentality of either, or any court, tribunal, arbitrator, or self-regulatory organization, in each case whether domestic, foreign, or international (any of such being defined herein as “Law”) or (ii) any provision of the Manager’s organizational documents, or any indenture, agreement, or instrument to which the Manager is a party or by which any of its assets or properties is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or instrument.

(c)       Investigations. None of the Manager or, to the Manager’s actual knowledge, any of its officers, partners, members, managers, directors, employees, or affiliates are the subject of any formal investigation for violation of any applicable law, rule, or regulation or subject to a prohibition or suspension of trading privileges or other determination of an arbitrator on any securities exchange, board of trade, or other organized market, court, or other government authority applicable or binding upon any such entity or person that the Company has not previously been made aware of.

(d)       No Violation of Law. None of the Manager, any of its principals or, to the Manager’s actual knowledge, any of its employees is, or has ever been, (i) a party to (A) any proceeding (including an arrest, indictment, or formal investigation) brought by a governmental agency, regulatory authority, or self-regulatory organization, or (B) any litigation or arbitration brought by any third person, that (in the case of clause (A) or (B)) alleges the Manager or employee(s) is or was (w) acting in a manner that constitutes fraud, gross negligence, or a breach of fiduciary duty, (x) failing to act where action would have been required to avoid fraud, gross negligence, or a breach of fiduciary duty, (y) committing a felony or material securities or commodities regulation violation, or (z) committing employment discrimination or sexual harassment under applicable law or engaging in any other disreputable conduct, or (ii) to the Manager’s or Julian Singer’s (the “Key Person”) actual knowledge, the object of any claim alleging any of the foregoing acts set forth in this subsection (d).

(e)       License, Approvals, etc. The Manager has and will maintain all necessary governmental and regulatory licenses, approvals, and exemptions to provide the services contemplated herein and such memberships in self-regulatory organizations as may be required by applicable law. None of the Manager or any of its officers, employees, or agents has paid or agreed to pay any referral or solicitation fees to anyone in connection with this Agreement.

(f)       Insurance. The Manager has in place errors and omissions insurance adequate in light of its obligations and potential liabilities under this Agreement. All such policies or binders of insurance are valid and enforceable in accordance with their terms and are in full force and effect, and provide professional liability limits of at least five million dollars (US$5 million) per occurrence. There has been no impairment of limits under any such policy or binder, and the Manager has not received notice of cancellation or non-renewal of any such policy or binder. The Manager will, upon request, provide the Company with a list and brief description of the nature, amount, and name(s) of carrier(s) of all such insurance or with copies of such insurance policies or other additional information as may be appropriate. The Manager will promptly notify the Company in the event that any such coverage is modified, canceled, or otherwise terminated.

(g)       Accuracy of Documents. Each representation or warranty contained in this Agreement and each certificate or document furnished or to be furnished to the Company by or on behalf of the Manager pursuant to this Agreement is or will be, as the case may be, true, accurate, and complete.

(h)       Capacity. The person or persons executing and delivering this Agreement on behalf of the Manager have all requisite power, authority, and capacity to so execute and deliver them.

(i)       No Material Adverse Change. Since December 31, 2017, there has not been, occurred, or arisen any material adverse change in the financial condition or in the business of the Manager or any event, condition, or state of facts which materially and adversely affects, or to its knowledge threatens to materially affect, the business or financial condition of the Manager.

(j)       Compliance. The Manager is in compliance with all applicable laws, rules, and regulations, including, without limitation, the Advisers Act, applicable state investment advisers statutes, and all other applicable laws, rules, and regulations related to investments or which seek to prohibit or limit business activities which pose the potential for supporting or advancing terrorist related activities, particularly business activities in sanctioned or sensitive foreign countries (as identified by the U.S. federal government, the Department of Treasury, or the Securities and Exchange Commission).

(k)       Anti-Corruption. Each of the Manager and, to the Manager’s actual knowledge, any of its officers, partners, members, managers, directors, employees, or affiliates of the Manager (i) has used funds for lawful purposes, (ii) has not violated applicable anticorruption laws, including without limitation the Foreign Corrupt Practices Act (“FCPA”), the United Kingdom Bribery Act of 2010 (“UK Bribery Act”), and the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), (iii) has not, directly or indirectly, given or offered anything of value, including without limitation cash, contributions, gifts, or entertainment, to foreign or domestic government officials or to any private commercial person or entity for the purpose of gaining an improper business advantage in violation of any such applicable anticorruption laws, and (iv) has established sufficient internal controls and procedures to ensure compliance with applicable anticorruption laws, including, without limitation, the FCPA, the UK Bribery Act, and the OECD Convention.

(l)       No Litigation. No litigation, proceeding, or formal investigation of or before any court, arbitrator, or government authority, including without limitation the Financial Conduct Authority of the United Kingdom, the Securities Commission, or any state securities regulatory authority is, to the Manager’s actual knowledge, pending (i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent the consummation of any transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would reasonably be expected to have an adverse effect on the ability of the Manager to perform its obligations under this Agreement, or (iv) claiming or alleging the violation of any law, rule, or regulation or the breach of applicable fiduciary duties (a “Material Action”) by the Manager or any of its officers, partners, members, managers, directors, employees, or affiliates and none of the Manager nor any of its officers, partners, members, managers, directors, employees, or affiliates has been convicted or found guilty in connection with any Material Action.

The Manager shall promptly notify the Company if any of the foregoing representations or warranties cease to be true.

12.       Representations and Warranties of the Company. The Company hereby represents and warrants to the Manager as follows, which representations and warranties shall be deemed repeated at and as of all times during the terms of this Agreement:

(a)       Organization and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has full power and authority to carry on its business as it has been and is conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the power and authority of the Company have been duly authorized by all necessary corporate and other action and constitute legal, valid, and binding obligations enforceable against the Company in accordance with their respective terms.

(b)       No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (i) violate any agreement to which the Company is a party or by which it is bound, Law, any provision of the Company’s organizational documents, or any indenture, agreement or instrument to which the Company is a party or by which any of its assets or properties is bound or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or instrument.

(c)       Capacity. The person or persons executing and delivering this Agreement on behalf of the Company have all requisite power, authority, and capacity to so execute and deliver them.

(d)       Compliance. Neither the Company nor any affiliate of the Company is included on either of the following lists:

(x)       the U.S. Office of Foreign Assets Control list of foreign nations, organizations, and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals (as such list is amended from time to time) (currently found at http://www.treas.gov.ofac); or

(y)       the list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism pursuant to U.S. Executive Order 13224 (as such list is amended from time to time) (currently found at www.treas.gov/terrorism.html); and

the Company represents and warrants that: (i) it is acting for its own account, risk, and beneficial interest; (ii) in its activities with the Manager, it will not employ the services of a bank (a) with no physical presence in any country, (b) operating under a license that prohibits it from conducting a banking business with the citizens of the licensing country or in the currency of that country, or (c) operating under a license issued by a “Non-Cooperative Country,” as determined by the Financial Action Task Force; (iii) to the best of the Company’s knowledge and belief, the funds the Company intends to transmit to the Portfolios are not derived from any criminal enterprise or activity; and (iv) the Company agrees to provide the Manager with such information as it determines to be reasonably necessary and appropriate to verify compliance with anti-money laundering, anti-terrorism, or similar regulations of any applicable jurisdiction or to respond to requests for information concerning the Company’s identity from any governmental authority, self-regulatory organization, or financial institution in connection with its anti-money laundering, anti-terrorism, or similar compliance procedures, and to update such information as necessary.

13.       Covenants of the Manager. The Manager covenants with the Company as follows:

(a)       Compliance with Laws. The Manager:

(i)       shall comply and cause each of its officers, partners, members, managers, directors, employees, fiduciaries, independent contractors, representatives, agents, and affiliates to comply, with all governmental, regulatory, and exchange licenses, registrations, and approvals required by law as may be necessary to perform its obligations under this Agreement and to perform such acts throughout the term of this Agreement;

(ii)       shall comply with all Laws applicable to it in its performance of this Agreement, including, without limitation, the Advisers Act and applicable state investment advisers statutes;

(iii)       shall ensure that it will be in compliance with all applicable United States federal anti-terrorism and anti-terrorist financing laws and regulations related to investments, including, if applicable, the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorist Act of 2001, as amended;

(iv)       shall, and shall cause each of its officers, partners, members, managers, directors, employees, or affiliates to, (A) use funds for lawful purposes, (B) not violate applicable anticorruption laws, including without limitation the FCPA, the UK Bribery Act, and the OECD Convention, (C) not, directly or indirectly, give or offer anything of value, including, but not limited to, cash, contributions, gifts, or entertainment, to foreign or domestic government officials or to any private commercial person or entity for the purpose of gaining an improper business advantage in violation of any such applicable anticorruption laws, and (D) establish sufficient internal controls and procedures to ensure compliance with applicable anticorruption laws, including, but not limited to, the FCPA, the UK Bribery Act, and the OECD Convention;

(v)       shall comply with all applicable federal laws and regulations related to investments, directly or through either a domestic or foreign affiliate, in countries outside of the United States of America, related to laws and regulations which seek to prohibit or limit business activities which pose the potential for supporting or advancing terrorist related activities, particularly business activities in sanctioned or sensitive foreign countries (as identified by the U.S. federal government, the Department of Treasury, or the Securities and Exchange Commission).

(b)       Duty of Care. The Manager acknowledges that it is a fiduciary with respect to the Company and the management of the Portfolios under this Agreement and shall act with the care, skill, prudence, and diligence then prevailing that a prudent expert, acting in like capacity and familiar with such matters, would use in the conduct of investing a portfolio of securities with like objectives.

(c)       Use of Name, etc. Without the prior written consent of the Company, the Manager and its affiliates shall not use the name of the Company, or any of its affiliates, or any name derivative thereof, in any offering material, press release, brochure, notice, publication, or marketing presentation, including any written communication made in connection with the offering of interests in any fund, account, or other investment vehicle, except as may be required by applicable Law or a judicial order.

(d)       Examinations, etc. If the Manager is subject to any non-routine examination or inspection, excluding sweeps and other general requests for information, which involves or relates to the investment advisory activities of any of the Manager, its affiliates, principals, partners, or employees, by any regulatory authority, including without limitation the Securities and Exchange Commission, to the extent not prohibited by applicable law or regulatory instruction, the Manager shall promptly notify the Company and shall provide to the Company a description of (i) the subject matter of such examination or inspection and (ii) the key legal issues of such examination or inspection.

(e)       Notice of Material Action. The Manager shall promptly notify the Company of any Material Action being instituted against it or any of its officers, partners, members, managers, directors, employees, or affiliates, and will furnish the Company with a reasonably detailed written explanation of such Material Action.

(f)       Filings and Registrations. The Manager shall maintain during the term of this Agreement, all filings and registrations with governmental and regulatory authorities necessary or required in order to perform its obligation hereunder.

(g)       Required Reports. The Manager shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative authorities, all securities law reports required to be filed by the Company due to securities positions taken in the Portfolios with those authorities under then current applicable laws, rules, and regulations.

(h)       Change in Management. The Manager shall promptly notify the Company of any change or proposed change in the identity of any of the individuals principally responsible for the management of the Portfolios.

(i)       Investment Guidelines. If the Manager invests the Assets in violation of the Investment Guidelines, or the Investment Guidelines are violated in any other way, the Manager will promptly notify the Company of such deviation or breach.

(j)       Most Favored Nation. Neither the Manager nor any of its affiliates has entered into any side letter, investment management agreement, or similar written agreement (collectively, “Separate Agreements”) with any other investor or prospective investor investing an amount less than or equal to the capital commitment of the Company (“Capital Commitment”) in an account managed by the Manager (a “Manager Account”) on or prior to the date hereof, except as provided to the Company prior to the date of this Agreement. If the Manager or any of its affiliates shall in the future enter into any Separate Agreement with a proposed or existing investor investing in a Manager Account an amount less than or equal to the Capital Commitment, the Manager shall promptly furnish the Company with a summary of such Separate Agreement. The Manager agrees that it shall offer all of such terms and rights in such existing and future Separate Agreements, to the extent applicable, to the Company, and if the Company elects within sixty (60) days of receipt of such summary of Separate Agreements to be subject to such terms and rights, the Company shall become subject to the same conditions to obtain such applicable terms and rights as are required of such other investor. Notwithstanding any of the foregoing provisions of this clause (j), the Company acknowledges that it shall not (i) receive any rights or benefits established in favor of another investor by reason of the fact that such other investor is subject to any laws, rules, regulations, or policies to which the Company is not also subject, or (ii) receive any rights or benefits established in favor of another investor based solely on the place of organization, or headquarters of, organizational form of, or other particular restriction applicable to such other investor (unless such characteristics apply equally to the Company). The Manager may in its sole discretion exclude any identifying information, including, without limitation, the name and address of the other investors, from any summaries of the applicable Separate Agreements provided to the Company pursuant to this clause (j).

(k)       Material Adverse Change. The Manager shall give the Company prompt (but no more than two (2) Business Days) written notice of any adverse change in the Manager’s condition, financial, or otherwise, or in its business, or any other change which the Manager reasonably believes is likely to have a materially adverse effect on the Manager or the Portfolios.

(l)       Bankruptcy Event. The Manager shall give the Company prompt (but no more than two (2) Business Days) written notice of any actual Bankruptcy Event. A “Bankruptcy Event” will be deemed to occur with respect to the Manager if: (i) the Manager or a Key Person, pursuant to or within the meaning of the applicable bankruptcy law (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) is insolvent; or (ii) if a court of competent jurisdiction enters an order or decree under the applicable bankruptcy law that: (A) is for relief against the Manager or a Key Person; (B) appoints a custodian of the Manager or a Key Person or for all or substantially all of the property of the Manager or a Key Person; or (C) orders the liquidation of the Manager; and the order or decree remains unstayed and in effect for thirty (30) days.

(m)       Intentionally Omitted.

(n)       Failure of Counterparty. The Manager shall give the Company prompt (but no more than two (2) Business Days after the event) written notice and take whatever actions as are reasonably requested by the Company if any Counterparty fails, within such reasonable period as the Manager may decide (but in no event more than ten (10) Business Days after the required settlement date), to deliver any security or necessary documents or, as the case may be, to pay any amount due.

(o)       Intentionally Omitted.

(p)       Joint Defense. The Manager shall, upon written request by the Company, enter in good faith into an agreement on terms reasonably acceptable to the Company to cooperate in the defense of, and keep confidential all materials and information related to, any dispute, claim, lawsuit, action, or other proceeding against the Company relating to any transaction, agreement, undertaking, obligation, liability, or other event or circumstance contemplated by, resulting from, or related to this Agreement or the transactions contemplated hereby.

14.       Time Devotion.

(a)       The Key Person shall devote as much time and attention to the Portfolios as is sufficient to ensure their proper and successful operation and performance.

(b)       The Manager shall notify the Company within two (2) Business Days in the event of (i) the reduction by the Key Person of his ownership interest in the Manager from its level as of the date of this Agreement (including, without limitation, any involuntary reductions thereof, such as those resulting from divorce or by operation of law) or (ii) the departure, death, or incapacity of the Key Person or any other circumstances under which the Key Person is no longer devoting his full time to the Manager and as much time and attention to the Portfolios as is sufficient to ensure their proper and successful operation and performance, or if he ceases to have a senior management role with respect to the Manager (each such event described in clauses (i) and (ii), a “Key Person Event”).

15.       Termination.

(a)       This Agreement shall commence as of the date first set forth above and shall continue in full force and effect until the date this Agreement is terminated pursuant to one or more of the following provisions of this Section 15:

(i)       This Agreement shall be subject to immediate termination for Cause at any time by written notice by the Company. “Cause” means: (A) a material violation of applicable securities law or regulation by the Manager; (B) any act or omission by the Manager or any of its principals or employees that constitutes fraud, material misrepresentation, negligence, breach of fiduciary duty, or willful misconduct; (C) the commission by the Manager or any of its principals of employment discrimination, sexual harassment, pornography, drug or arms trafficking, child molestation, or any felonious conduct that a reasonable person would find offensive, reprehensible, or reasonably likely to cause embarrassment or reputational harm to the Company were this Agreement not terminated; (D) a material breach of this Agreement, including, without limitation, a failure to timely provide the information required pursuant to Section 8; (E) a Key Person Event; (F) transfer of twenty (20%) or more ownership of economic or voting interests in the Manager to a third party who is not an affiliate of the Manager or an employee of the Manager; (G) the commencement by the Manager of a lawsuit or administrative proceeding against Company, Company’s affiliates, or any of their affiliates, excluding a lawsuit or proceeding whose sole claim is for nonpayment of fees when due; (H) the Company’s investment program as outlined in the Investment Guidelines undergoes a material change, during any rolling 12-month period, which change is not approved by Company in writing.

(ii)       This Agreement may be terminated by either party upon ninety (90) days’ prior written notice.

(iii)       Any notice of termination described in this Section 15(a), shall constitute a “Notice of Termination” for purposes of this Agreement.

(b)       Upon the effectiveness of either party’s Notice of Termination of this Agreement, the Manager shall, as and if directed by the Company, (i) solely in respect of a termination by the Company for Cause or a termination by the Manager, immediately cease to perform any and all of its investment management duties under this Agreement (including refraining from liquidating the Publicly Traded Securities) and (ii) use its best efforts to liquidate positions in an orderly fashion, including by such date the Company may set forth in a written notice to the Manager, if the Agreement was terminated by the Company for Cause or by the Manager (the relevant completion date described in clauses (i) and (ii), the “Cessation of Services Date”). Upon termination of this Agreement, the Manager shall be entitled to the undisputed amount of any Management Fees accrued through the Cessation of Services Date. Notwithstanding any provision to the contrary in this Agreement, the Manager shall be entitled to payment without prejudice of all outstanding or accrued Management Fees in the event of any termination of this Agreement, and the payment of such Management Fees after termination of this Agreement shall otherwise be made in accordance with Section 6, this Section 15, and Schedule A in the same manner and based on the same calculations as would have been made in the absence of such termination; provided, however, that if this Agreement is terminated for Cause or the Company otherwise has initiated a claim based on a breach of this Agreement, the Company shall be entitled to withhold and offset against the fees otherwise payable hereunder the amount the Company is entitled to recover from the Manager in accordance with this Agreement as a result of the actions constituting such Cause for termination or such breach of this Agreement. A termination shall neither nullify obligations already incurred for performance or failure to perform as of the date of termination nor affect any provision of this Agreement expressly intended to survive termination, including Section 9.

(c)       Promptly following delivery or receipt, as applicable, of a Notice of Termination, the Manager shall furnish to the Company a copy of all relevant documentation in the Manager’s possession concerning rights, privileges, and obligations relating to any open Portfolio positions at the time of such notice of termination.

(d)       Notwithstanding termination of this Agreement, (i) except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall remain in effect for as long as any positions remain in the Portfolios for disposition by the Manager and at the Company’s request and (ii) the provisions of Sections 6, 9, 10, 13(c), 13(d), 15, 17(a), 22, 23, 25, 26, 27, 28, 30, and 31 hereof shall survive such termination and disposition of all Portfolio positions.

16.       Change in Control of the Manager.

(a)       The Manager shall notify the Company of any change or proposed change in the (i) identity of any of the persons constituting a partner or principal of the Manager, or any successor thereto (including, without limitation, the departure of any partner or principal of the Manager or any successor thereto) or (ii) identity of any of the persons principally responsible for the management of the Portfolios or the amount of time any such person is devoting to the management of the Portfolios promptly upon the Manager’s learning of such change or proposed change.

(b)       The Manager shall immediately notify the Company in writing of any sale or other disposition (“Sale”) or proposed Sale of any portion of the ownership interest in the Manager or any successor thereto to a person unaffiliated with the Manager promptly upon the Manager’s learning of such Sale or proposed Sale.

17.       Confidentiality; Information Barriers.

(a)       Except as disclosure may be required by applicable law, the Manager shall maintain the strictest confidence regarding the Portfolios and the business affairs of the Company.

(b)       It is the intention of the parties that the Manager will provide discretionary investment management and non-discretionary advisory services to the Company, upon the terms and subject to the conditions set forth in this Agreement, and that the Manager will do so without reliance upon any information from the Company or any other affiliate of the Company as to the desirability of any investment. Specifically, it is possible that the Company (or any of its affiliates) may from time to time obtain non-public information, including by way of example information regarding corporate developments, earnings, or prospects regarding the issuers of certain securities or other investments in the Manager’s universe of possible investments for the Portfolios. In order to enable the Manager to invest without restriction as a result of the Company’s (or any of the Company’s affiliate’s) obtaining any such information, the Manager agrees that:

(i)       neither the Manager nor any of the Manager’s employees or agents will at any time discuss with employees or agents of the Company or any other affiliate of the Company any material non-public information in respect of the issuer of any securities which the Manager may from time to time consider for investment or disposition on behalf of the Company at any time in accordance with advice or services provided by the Manager pursuant to this Agreement. In the event that the Company or any other affiliate of the Company should at any time obtain any such material non-public information directly or indirectly from the Manager, the Company will inform the Manager of such fact, and shall not take any action in respect of any investment to which it relates without the prior consent of the Manager;

(ii)       neither the Company nor any of its employees or agents will at any time discuss with employees or agents of the Manager any material non-public information in respect of the issuer of any securities. In the event that the Manager should at any time obtain any such material non-public information directly or indirectly from the Company (or any of its affiliates) the Manager will inform the Company (or such person as the Company may from time to time designate for this purpose), and shall not take any action in respect of any investment to which it relates without the prior consent of the Company; and

(iii)       the Manager will act otherwise in accordance with such specifications as the Company may from time to time provide to the Manager in this regard.

(c)       Notwithstanding any provision to the contrary herein, the Company shall be permitted to disclose position-level information about the Portfolios to service providers performing risk analytics and similar services; provided, that any such service providers receiving position-level information shall be subject to industry standard confidentiality restrictions.

18.       Material Non Public Information. The Manager acknowledges that it is aware, and agrees to advise its employees, representatives, and advisors who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the issuer or other matters which may be the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

19.       Standstill. The Manager further agrees that neither it nor any of its Affiliates (defined below) nor any other person acting at its or its Affiliates’ direct or indirect instruction will, directly or indirectly, alone, jointly, or in concert with any other person, for a period of twelve (12) months after the date of this Agreement, without the prior written consent of the Board:

(i)       acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any: (x) of the issued and outstanding capital stock, equity securities, debt securities or indebtedness of the Company or any of its subsidiaries (“Securities”), or (y) direct or indirect rights, options, or derivative interests with respect to any Securities or any of the issued and outstanding capital stock, equity securities, debt securities, or indebtedness of any person in control of the Company, or (z) assets or property of the Company or its subsidiaries, in each case in an amount in excess of the Securities held by the Manager and its Affiliates on the date set forth above;

(ii)       (A) make any statement or proposal, whether written or oral, to the Board or to any Company director or officer, or make any public announcement or proposal whatsoever with respect to, or publicly support, a merger or other business combination, tender, or exchange offer, sale, or transfer of assets or properties, recapitalization, reorganization, dividend, share repurchase, liquidation, or other extraordinary corporate transaction with the Company or its subsidiaries or any other transaction which could result in a change of control of the Company or (B) solicit or encourage any other person to make any such statement or proposal;

(iii)       make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to vote or deliver a written consent with respect to any Securities, seek to advise, encourage, or influence any person or entity with respect to the voting of any Securities or the delivery of a written consent with respect to any Securities, initiate or propose any stockholder proposal or induce or attempt to induce any other person to initiate any stockholder proposal, or execute any written consent, provided that this clause (iii) shall not prohibit the execution and delivery by the Manager or any of the Manager’s representatives of a revocable proxy or consent in response to a public proxy contest or consent solicitation made generally to all holders of Securities pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act;

(iv)       otherwise act, alone or in concert with others, to seek or propose to control or influence the management, the Board, or policies or affairs of the Company or any of its subsidiaries;

(v)       form, join, or in any way participate in any “group” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Securities in connection with any of the foregoing;

(vi)       submit a proposal (including any precatory proposal) to be considered by the stockholders of the Company, or take any action to nominate any person for membership on the Board, or take any action to remove any director from the Board or to change the size or composition of the Board;

(vii)       take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction with the Manager or any of the Manager’s Affiliates or any of the other events described in this Section;

(viii)       take any action challenging the validity or enforceability of this Section;

(ix)       advise, assist, encourage, instruct, or direct any other person to do any of the foregoing;

(x)       make a public request to the Company or its stockholders to take any action in respect of the foregoing matters or request that the Company amend or waive any provision of this Section 19; or

(xi)       publicly disclose any intention, plan, or arrangement inconsistent with the foregoing.

Notwithstanding the foregoing, the Manager shall be permitted to take any action expressly permitted pursuant to any definitive written agreement with the Company. As used in this Agreement, “Affiliates” means (1) with respect to the Manager, those persons who are included in the Schedule 13D or Schedule 13G, as applicable, filed with the SEC and from time to time with respect to the Manager’s beneficial ownership of the Company’s securities and (2) with respect to the Manager or any other person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Manager or the Company (as applicable), where “control” means (A) the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the voting equity interests of an entity, (B) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person or entity, or (C) being a director, officer, executor, trustee, or fiduciary (or their equivalents) thereof. The Manager shall be permitted to vote any shares it owns in any manner it deems appropriate.

20.       Information.

(a)       Notwithstanding any other provision in this Agreement, except as may be required by law or to the extent the information becomes generally available to the public other than as a result of disclosure in breach of this Agreement, the Manager and its Affiliates, employees, agents, and representatives (the “Manager Parties”) shall maintain the confidentiality of all confidential or proprietary information of the Company (including the information delivered by the Company to the Manager pursuant to this Agreement) and agrees not to disclose to any third party (other than its directors, officers, managers, employees, and advisors) any such confidential or proprietary information without the prior consent of the Company.

(b)       The Manager acknowledges that information disclosed to it under this Agreement may be non-public or inside information and agrees that it shall, and shall cause the other Manager Parties to, comply with the requirements of any applicable laws, rules, and regulations in relation to any dealings by any Manager Party in the Company’s securities.

(c)       In the event that the Manager becomes aware that it or another Manager Party may reasonably expect to be required legally to publish non-public information provided to it or them pursuant to this Agreement, the Manager shall give the Company prompt notice thereof and shall consult with the Company, which shall engage promptly with the Manager to discuss. If, following such consultation, the Manager determines, acting reasonably, it is required legally to publish such non-public information, the applicable Manager Party may publish only such non-public information necessary to comply with such legal requirements and (to the extent legally permitted) shall, upon request from the Company, delay such publication until after the Company has published such non-public information.

21.       MNPI Cleansing. Any time after the expiration or termination of the Agreement, the Company hereby agrees that promptly (and, in any event, not later than sixty (60) days) upon the reasonable request of the Manager, the Company shall issue a public press release or file with the Securities and Exchange Commission a Current Report on Form 8-K, an Annual Report on Form 10-K (or an amendment thereto), or a Quarterly Report on Form 10-Q (or an amendment thereto) containing any material non-public confidential information, if any, that has been disclosed to Manager. Notwithstanding the foregoing, the Company shall not be obligated to issue any such public press release or file with the Securities and Exchange Commission a Current Report on Form 8-K, an Annual Report on Form 10-K (or an amendment thereto), or a Quarterly Report on Form 10-Q (or an amendment thereto), if the Board determines that doing so would not be in the best interest of the Company.

22.       Tax Giveback. If at any time during the term or following termination of this Agreement, the Company is required to make a payment to satisfy any tax obligation incurred as a result of trading for the Portfolios, the Company may recall from the Manager (and if so recalled, the Manager shall pay the Company) an amount equal to the excess of the total Performance Fee actually received by the Manager over the Performance Fee that would have been received if the tax obligation had been paid during the Performance Period in which such tax obligation first accrued.

23.       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effective on the date of receipt. Any communications or notices provided for in this Agreement shall be sent to the Manager, the Company, or the Custodian, respectively, in writing to the following addresses, or to such other addresses as the parties may direct by written notice (for the avoidance of doubt, any notices or communications delivered via email shall be considered to be “in writing”):

If to the Manager:

CIDM LLC

2200 Fletcher Avenue

Suite 5021

Fort Lee, NJ 07024

Attn: Managing Member

Telephone:

If to the Company:

CCUR Holdings, Inc.

4375 River Green Parkway

Suite 201

Duluth, GA 30096

Attn: Wayne Barr, Jr.

Telephone: (770) 305-6435

If to the Custodian:

At such addresses as are provided by the Company to the Manager from time to time.

24.       Assignment. This Agreement may not be assigned, nor may any obligations under this Agreement be transferred or delegated, by either party without the prior written consent of the other, except that, without the prior written consent of the Manager, the Company may assign all or a portion of its rights and obligations under this Agreement to any of the Company’s Affiliates.

25.       Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

26.       Amendment; Modification; Waiver. No amendment of this Agreement will be effective unless it is in writing and signed by the parties. No waiver of satisfaction of a condition or nonperformance of an obligation under this Agreement will be effective unless it is in writing and signed by the party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other condition or nonperformance of any other obligation.

27.       Governing Law. The laws of the State of Georgia, without giving effect to principles of conflict of laws, govern all matters arising under this Agreement.

28.       Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly or indirectly in connection with, out of, or related to or from this Agreement, any breach hereof, or any transaction covered in this Agreement shall be resolved, whether by arbitration or otherwise, within the State of Georgia. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the State of Georgia. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the State of Georgia.

29.       Severability. If any provision of this Agreement is held to be unenforceable, then in construing this Agreement, such provision is to be either modified to the minimum extent necessary to make it enforceable (if permitted by law) or disregarded (if not). If an unenforceable provision is modified or disregarded in accordance with this Section 29, the rest of this Agreement is to remain in effect as written, and the unenforceable provision is to remain as written in any circumstances other than those in which the provision is held to be unenforceable.

30.       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

31.       Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by applicable law or otherwise afforded to any party, shall be cumulative and not exclusive.

32.       Entire Agreement. This Agreement (including any schedules and exhibits hereto) constitutes the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all other oral or written agreements thereto.

The parties are signing this Agreement on the date stated in the introductory clause.

CCUR Holdings, Inc.

By:	/s/ Wayne Barr
Name: Wayne Barr
Title: President

By:	/s/ Warren Sutherland
Name: Warren Sutherland
Title: Chief Financial Officer

CIDM LLC

By:	/s/ Julian Singer
Name: Julian Singer
Title: Member

SCHEDULE A

FEE SCHEDULE

Management Fee.

For services rendered to the Company, the Manager shall be entitled to an annual management fee equal to two percent (2%) of the fair market value of the Assets (the “Management Fee”). The Management Fee shall be payable quarterly in arrears. If additional capital is contributed to the Portfolios, or the Portfolios are funded, or capital is withdrawn, after the beginning of a quarter, the amount of the Management Fee attributable to such capital for that quarter shall be prorated on a time-weighted basis.

Performance Fee.

Subject to the provisions of this Agreement, the Company shall pay (or cause to be paid) to the Manager an incentive-based fee (the “Performance Fee”) with respect to the Portfolios. The Performance Fee shall be calculated as of the end of each Performance Period (as defined below) and payable quarterly in arrears.

The Performance Fee in respect of each Performance Period shall be equal to twenty percent (20%) of the appreciation of end of year NAV, as calculated pursuant to the 2019 CCUR Bonus Plan.

Performance Period.

“Performance Period” means, with respect to all of the Assets, the period initially commencing on the date hereof and ending on the earliest of (x) December 31 of each year or (y) any termination of this Agreement by either party. A new Performance Period shall be deemed to commence on the day immediately following the last day of the preceding Performance Period, except in the instance of a termination of this Agreement.

Expenses.

The Company shall be responsible for all custodial fees, brokerage commissions, clearing fees, interest, expenses related to proxies, withholding or transfer taxes, or other fees, costs, or expenses of whatever nature incurred in connection with the Company or any of its Portfolios.

The Manager shall be responsible for all of its operating expenses, including, without limitation, its rent, salaries of its employees, utilities, and any travel and related expenses incurred in connection with its performance of services under this Agreement, including any of the Manager’s legal fees in connection with the negotiation, drafting, or monitoring of this Agreement. For the avoidance of doubt, such expenses of the Manager include specific expenses incurred in obtaining systems, research, and other information utilized for portfolio management purposes that facilitate valuations and accounting, including the costs of statistics and pricing services, service contracts for quotations equipment, and related hardware and software.

Method of Payment.

The Company shall pay any amounts payable to the Manager hereunder, including without limitation the Performance Fee, the Management Fee and reimbursement of any expenses of the Manager subject to reimbursement hereunder, via a grant of stock appreciation rights in the form attached as Exhibit A hereto (“SAR Grant”). The cash value of a SAR Grant for the purpose of determining the amount by which it reduces the fees payable under this Agreement shall equal the Base Price (as defined in the SAR Grant) multiplied by the number of Appreciation Rights (as defined in the SAR Grant) granted in such SAR Grant.

SCHEDULE B

OPERATIONS AND REPORTING SCHEDULE

(a)       Accounting: Portfolio accounting should be computed using the “average cost” method.

(b)       Holdings and Net Asset Value Verification: It is expected that the Manager will provide a data file or manual listing of Portfolio holdings (including cash and accruals), market values and realized gains and losses to the Custodian on or before noon Eastern Time on the fourth (4th) Business Day after each month end, and in such case, the Custodian will be responsible for reporting all differences back to the Manager and all values will be reconciled and agreed upon no later than the close of business on the ninth (9th) Business Day after each month end. The Manager shall provide to the Company this same file updated with all current values as of the sixth (6th) Business Day after month end and again when all values are finalized with the Custodian.

(c)       Performance Verification: The Manager shall provide to the Company a report containing total return calculated on a time weighted basis, both gross and net of Management Fees and Performance Fees, to be emailed to the Company Chief Financial Officer. Email delivery should occur no later than one business day following the Manager’s receipt from the Company of its reported total assets for the prior month end, which will typically occur between 5 and 7 days following each month end.  Returns should be provided for the current month; rolling three (3) months; fiscal year-to-date (i.e., July 1 through the current month end); calendar year-to-date; annualized performance for the prior thirty-six (36) months; and annualized performance from inception to the current month end.

(d)       Trade Errors: The Manager shall provide a report not later than the tenth (10th) Business Day following each month-end listing all trade errors that occurred with respect to the Portfolios during the prior month, including the incorrect ticker, the intended ticker, the amount of the loss or gain resulting from such trade error, an indication as to whether such trade error has been corrected as of such month-end, and an indication of whether any outstanding trade errors from prior months have been corrected as of such month-end.

EXHIBIT A

FORM OF SAR GRANT

(see attached)

CCUR HOLDINGS, INC.
STOCK APPRECIATION RIGHTS AGREEMENT

This Agreement (the “Agreement”) is made as of [●] (the “Date of Grant”) by and between CCUR Holdings, Inc., a Delaware corporation (the “Company”) and [●] (the “Grantee”).

1.       Grant of Appreciation Rights. The Company hereby grants to the Grantee as of the Date of Grant [●] appreciation rights (“Appreciation Rights”), which grant gives the Grantee the right to receive in cash, on the date of exercise of each Appreciation Right, an amount equal to 100% of the “Spread”. The “Spread” means the excess of (a) the Market Value per Share on the date of exercise over (b) the Base Price. The “Base Price” means $[●][1]. “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the exchange on which Common Shares are then trading, if any, or, if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Company’s board of directors. “Common Shares” means the Company’s currently authorized common stock, $0.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

2.       Exercise of Appreciation Rights.

(a)       Unless and until terminated as hereinafter provided, the Appreciation Rights will become exercisable upon the occurrence or achievement of the following conditions or milestones set forth in Table I below:

TABLE I

Appreciation Rights Exercisability Condition	Number of Appreciation Rights (Installments)	Number of Vested Appreciation Rights (Total)
Change in Control	[●]	[●]

(b)       Definitions.

(i)       “Affiliate” has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(ii)       “Beneficial Owner” has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(iii)       “Change in Control” means:

(a)       the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder, including, without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

] Note to Draft: Insert Market Value per Share on the Date of Grant as the Base Price.

(i)       an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii)       an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii)       an acquisition of voting securities pursuant to a transaction described in clause (c) below that would not be a Change of Control under clause (c);

(b)       the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than in a transaction

(i)       that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)       after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the Board’s approval of the agreement providing for the transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time), and

(iii)       after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity, unless the Board determines in its discretion that beneficial ownership by a person or group of voting securities representing 50% or more of the combined voting power of the Successor Entity shall not be deemed a Change of Control; or

(c)       a liquidation or dissolution of the Company;

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; provided, that any transaction described in clause (a) or (b) above that results in the Grantee or any of the Grantee’s Affiliates, taken together as a whole, having beneficial ownership of voting securities representing 50% or more of the combined voting power of the Company or a Successor Entity, as applicable, a Change of Control shall be deemed not to have occurred.

(iv)       “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(v)       “Group” means persons and entities that act in concert as described in Section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).

(vi)       “Person” means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.

(vii)       “Subsidiary” means a corporation, company or other entity in which the Company has a direct or indirect ownership or other equity interest.

3.       Forfeiture of Appreciation Rights. An Appreciation Right shall be forfeited (to the extent it has not become exercisable pursuant to Section 2) if the Grantee’s service relationship with the Company has been terminated.

4.       Term of Appreciation Rights. The Appreciation Rights will terminate on the date that is ten years from the Date of Grant (i.e., [●]).

5.       Adjustments. In the event of a stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company that results in a change in the number or value of a Common Share, an equivalent change shall be made in the number or value of Appreciation Rights.

6.       No Voting and Other Rights. The Appreciation Rights granted under this Agreement shall not entitle the Grantee to any voting or similar rights of a stockholder and nothing in this grant shall be construed as creating any interest in or right to receive any Common Shares.

7.       Award Non-transferable. Except with the consent of the Company, the Appreciation Rights may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Appreciation Rights.

8.       No Service Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the establishment or continuance of employment or any other service relationship by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the Company’s or any of its Subsidiaries’ respective rights to terminate any employment or service relationship or adjust the compensation of the Grantee.

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9.       Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with cash obtained upon the exercise of the Appreciation Rights, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to payment that the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the payments due to the Grantee upon the exercise of the Appreciation Rights.

10.       Amendments. The Company may modify this Agreement upon written notice to the Grantee; provided, that no modification or amendment to this Agreement that has an adverse impact on the material rights of the Grantee shall be binding on the Grantee unless such modification or amendment is executed by the Company and the Grantee. Any waiver of any term or condition or breach of this Agreement shall not be a waiver of any other term or condition or of the same term or condition.

11.       Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12.       Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

13.       Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Grantee shall be addressed to the Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

CCUR HOLDINGS, INC.

By:
Name:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of the Appreciation Rights granted thereunder on the terms and conditions set forth herein.

[●]

Date:

[Signature Page to Stock Appreciation Rights Agreement]